CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 2-62797 of Lord Abbett Developing Growth Fund, Inc. on Form N-1A of our report dated March 20, 2001 appearing in the 2001 Annual Report to Shareholders of Lord Abbett Developing Growth Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
May 22, 2001